Exhibit 99.1
                             JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  January 12, 2009

S.A.C. CAPITAL ADVISORS, L.P.

By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person

S.A.C. CAPITAL ADVISORS, LLC

By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person

S.A.C. CAPITAL MANAGEMENT, LLC

By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person


SIGMA CAPITAL MANAGEMENT, LLC

By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person

S.A.C. CAPITAL ADVISORS, INC.


By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person

STEVEN A. COHEN

By: /s/ Peter Nussbaum
   -------------------------------
Name:   Peter Nussbaum
Title:  Authorized Person